China Solar & Clean Energy Solutions, Inc. Raises $11.26 Million in Private Placement

LOS ANGELES and BEIJING, February 26, 2008-- China Solar & Clean Energy Solutions, Inc. (OTC Bulletin Board: CSOL - News) (the “Company”), a premier manufacturer and distributor of solar water heaters, space heating devices and renewable energy solutions in the People's Republic of China (the "PRC"), today announced that it has entered into a Securities Purchase Agreement with certain institutional investors pursuant to which China Solar agreed to issue and sell up to 4.69 million shares of common stock at a purchase price of US$2.40 per share, for gross proceeds of up to US$11.26 million.

The net proceeds of the offering are expected to be applied to the acquisition of Shenzhen PengSangPu as well as general working capital and future acquisitions.

Mr. Deli Du, President and CEO of China Solar said, “We are very pleased to have completed this new financing which provides us with additional capital to help fund our future growth, including our recently announced acquisition of Shenzhen PengSangPu. We are also quite pleased with the caliber of high quality institutional investors that participated in our private placement. The proceeds raised from our investors reflect continued confidence in our ability to carry out our strategic vision and become the leading Clean Tech energy solution provider in China.”

For more detailed information on the financing referred to in this release, reference is made to the Company's Current Report on Form 8-K and related exhibits thereto being filed with the Securities and Exchange Commission on the date hereof.

The common stock issued in the private placement has not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. China Solar has agreed to file a registration statement covering the resale by the investors of the common stock issued in the private placement within 45 days of the closing date.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About China Solar & Clean Energy Solutions, Inc.

China Solar & Clean Energy Solutions, Inc. operates through its wholly owned subsidiaries Bazhou Deli Solar Heating Energy Co. Ltd., Beijing Deli Solar Technology Development Co., Ltd. and its 51% ownership in Tianjin Huaneng Energy Equipment Company, all of which are located in the PRC. The Company manufactures and distributes hot water and space heating devices to customers in the PRC, in addition to waste heat recovery systems. For more information, please visit http://www.cn-cse.com.

Safe Harbor Statement:

Certain statements in this news release may contain forward-looking information about China Solar & Clean Energy Solutions, Inc. and its subsidiaries’ business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, market and customer acceptance and demand for products, ability to market products, fluctuations in foreign currency markets, the use of estimates in the preparation of financial statements, the impact of competitive products and pricing, the ability to develop and launch new products on a timely basis, the regulatory environment, fluctuations in operating results, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Solar & Clean Energy Solutions, Inc. undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Lei Li
China Solar & Clean Energy Solutions, Inc.
Tel: +86-10-6385-0516
Email: good-lilei@163.com

Or

Matthew Hayden
HC International, Inc.
Tel: +1-858-704-5065
Email: matt@haydenir.com